13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Accretive Capital Recycling Continues with the Sale of the Hilton Garden Inn Longview
Refinance of Convertible Notes Complete Utilizing Delayed Draw Term Loan
No Debt Maturities Until 2028

Austin, Texas, February 25, 2026 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and twelve months ended December 31, 2025.

“Demand across our portfolio stabilized in the fourth quarter, with RevPAR growth improving 240 basis points sequentially, despite continued headwinds created by lower international inbound travel and reduced government demand, which was exacerbated in the fourth quarter by the prolonged government shutdown. Our teams continue to execute effectively in a complex operating environment, highlighted by our ability to drive market share gains and manage expenses to optimize profitability. Looking ahead, we are optimistic fundamentals will strengthen in 2026, supported by strong special event demand – including World Cup matches in six of our markets – continued growth in corporate transient and group demand, and easing government travel comparisons,” said Jonathan P. Stanner, President and Chief Executive Officer.

“Our capital recycling program continued in the fourth quarter with the sale of two non-core hotels, and we subsequently completed the sale of an additional non-core hotel in the first quarter of 2026. These asset sales – including two through our joint venture with GIC – generated gross proceeds of over $51 million and eliminated approximately $13 million of required near-term capital expenditures. Since 2023, we have sold approximately $200 million of assets at a blended capitalization rate of less than 5%, while preserving nearly $60 million that would have been required for near-term renovations. Our balance sheet remains in a position of strength, supported by ample liquidity and no debt maturities until 2028,” continued Mr. Stanner.

Fourth Quarter 2025 Summary

•Net Loss: Net loss attributable to common stockholders was $6.0 million, or $0.06 per diluted share, compared to net income of $0.7 million, or $0.01 per diluted share, for the fourth quarter of 2024.

•Same Store RevPAR: Same store RevPAR decreased 1.6 percent to $115.34 compared to the fourth quarter of 2024. Same store ADR decreased 1.0 percent to $162.69, and same store occupancy decreased 0.6 percent to 70.9 percent.

•Pro forma RevPAR: Pro forma RevPAR decreased 1.8 percent to $115.58 compared to the fourth quarter of 2024. Pro forma ADR decreased 1.1 percent to $162.66 compared to the same period in 2024, and pro forma occupancy decreased 0.7 percent to 71.1 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA decreased to $53.5 million from $57.3 million in the same period in 2024.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased to $55.3 million from $59.7 million in the same period in 2024.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased to $39.7 million from $42.1 million in the fourth quarter of 2024.

•Adjusted FFO(1): Adjusted FFO decreased to $22.3 million, or $0.18 per diluted share, compared to $25.2 million, or $0.20 per diluted share, in the fourth quarter of 2024.

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Full Year 2025 Summary

•Net Loss: Net loss attributable to common stockholders was $23.6 million, or $0.22 per diluted share, compared to net income of $25.1 million, or $0.22 per diluted share, in the same period of 2024.

•Same Store RevPAR: Same store RevPAR decreased 1.8 percent to $121.73 compared to the same period of 2024. Same store ADR decreased 1.7 percent to $165.22, and same store occupancy remained unchanged at 73.7 percent.

•Pro forma RevPAR: Pro forma RevPAR decreased 2.2 percent to $121.85 compared to the same period of 2024. Pro forma ADR decreased 1.8 percent to $165.28, and pro forma occupancy decreased 0.4 percent to 73.7 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA decreased to $234.7 million from $253.4 million.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased to $241.6 million from $261.7 million.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased to $174.8 million from $192.2 million in the same period of 2024.

•Adjusted FFO(1): Adjusted FFO decreased to $103.6 million, or $0.85 per diluted share, compared to $119.2 million, or $0.96 per diluted share, in the same period of 2024.

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The Company’s results for the three and twelve months ended December 31, 2025 and 2024 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024

Net (loss) income attributable to common stockholders	$(5,971)	$680	$(23,568)	$25,141
Net (loss) income per diluted share	$(0.06)	$0.01	$(0.22)	$0.22
Total revenues	$174,960	$172,931	$729,472	$731,783
EBITDAre (1)	$48,550	$51,499	$214,215	$236,198
Adjusted EBITDAre (1)	$39,658	$42,131	$174,847	$192,192
FFO (1)	$18,849	$31,603	$85,220	$115,160
Adjusted FFO (1)	$22,330	$25,230	$103,649	$119,206
FFO per diluted share and unit (1)	$0.16	$0.25	$0.70	$0.93
Adjusted FFO per diluted share and unit (1)	$0.18	$0.20	$0.85	$0.96

Pro Forma (2)
RevPAR	$115.58	$117.70	$121.85	$124.60
RevPAR Growth	(1.8)%		(2.2)%
Hotel EBITDA	$55,253	$59,709	$241,641	$261,698
Hotel EBITDA Margin	31.7%	34.1%	33.4%	35.7%
Hotel EBITDA Margin Change	(239) bps		(222) bps

Same Store (3)
RevPAR	$115.34	$117.18	$121.73	$124.01
RevPAR Growth	(1.6)%		(1.8)%
Hotel EBITDA	$53,466	$57,295	$234,691	$253,376
Hotel EBITDA Margin	31.6%	33.7%	33.4%	35.6%
Hotel EBITDA Margin Change	(216) bps		(223) bps

(1)    See tables later in this press release for a discussion and reconciliation of net (loss) income to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)    Unless stated otherwise in this release, all pro forma information includes operating and financial results for 95 hotels owned as of December 31, 2025, as if each hotel had been owned by the Company since January 1, 2024 and remained open for the entirety of the reporting period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2024, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)    All same store information includes operating and financial results for 93 hotels owned as of January 1, 2024 and at all times during the three and twelve months ended December 31, 2025, and 2024.

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Transaction Activity

In February 2026, the Company completed the sale of the 122-guestroom Hilton Garden Inn Longview, Texas, which was owned by the Company’s joint venture with GIC, for $12.3 million. The sales price for the transaction represented a 6.7 percent capitalization rate based on the estimated net operating income for the trailing twelve months ended December 31, 2025, and after consideration of approximately $2.6 million of foregone near-term required capital expenditures. Pro rata net proceeds from the transaction of $2.4 million were used to repay debt, enhance liquidity and for other general corporate purposes. RevPAR for the hotel was $88 in 2025, which is an approximate 28 percent discount to the current pro forma portfolio.

In October 2025, the Company completed the sale of two hotels for a combined sales price of $39.0 million, including the Courtyard Kansas City Country Club Plaza for $19.0 million and the Courtyard Amarillo Downtown, which was owned in the Company’s joint venture with GIC, for $20.0 million. The aggregate sales price for the transactions represented a blended 4.3 percent capitalization rate based on the estimated net operating income for the trailing twelve months ended September 2025 and after consideration of approximately $10.2 million of foregone near-term required capital expenditures. Pro rata net proceeds from the transactions of $24.0 million, which generated a net gain on sale of approximately $6.7 million, were used to repay debt, enhance liquidity and for other general corporate purposes. The combined RevPAR for the trailing twelve months ended September 2025 for the sold hotels was $89, which is an approximate 27 percent discount to the current pro forma portfolio.

Since 2023, the Company and its affiliates have sold 13 hotels for a combined sales price of ~$200 million at a blended capitalization rate of approximately 4.6 percent, inclusive of an estimated $59.9 million of foregone capital needs, based on the trailing twelve-month net operating income at the time of each sale. The combined RevPAR for the sold hotels was $86, which is an approximate 30 percent discount to the current pro forma portfolio.

Capital Markets Activity

Repayment of Convertible Notes
On February 17, 2026, the Company drew on its $275.0 million Delayed Draw Term Loan and its Corporate Revolver, to fully repay the $287.5 million Convertible Notes outstanding balance.

Interest Rate Swaps
In November 2025, the Company entered into a $125 million interest rate swap to fix one-month term SOFR at 3.31% until December 2027. The interest rate swap became effective on December 31, 2025, replacing the 2.92% $125 million interest rate swap that matured on the same date, and has a termination date of December 31, 2027.

Balance Sheet Summary

On a pro rata basis as of December 31, 2025, the Company had the following outstanding indebtedness and liquidity available:

•Outstanding debt of $1.1 billion with a weighted average interest rate of 4.48 percent. After giving effect to interest rate derivative agreements, $826.8 million, or 77 percent, of our outstanding debt had a fixed interest rate, and $248.8 million, or 23 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $30.1 million.

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Common and Preferred Dividend Declaration

On January 22, 2026, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 7.7 percent, based on the closing price of shares of the common stock on February 24, 2026.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on February 27, 2026, to holders of record as of February 13, 2026.

2026 Outlook

The Company is providing its outlook for the full-year 2026 based on 94 lodging assets owned as of January 1, 2026, excluding the recently sold Hilton Garden Inn Longview, Texas. The three hotels sold since the beginning of 2025 contributed $3.0 million of Consolidated EBITDA and $1.6 million of Adjusted EBITDAre during the calendar year 2025. There are no additional acquisitions, dispositions, or capital markets activities assumed in the Company’s full year 2026 outlook.

	FYE 2026 Outlook
	Low	High
Pro Forma RevPAR Growth (1)	0.00%	3.00%
Adjusted EBITDAre	$167,000	$181,000
Adjusted FFO	$89,000	$103,500
Adjusted FFO per share of Common Stock and Common Units	$0.73	$0.85
Capital Expenditures, Pro Rata	$55,000	$65,000

(1)    All pro forma information includes operating and financial results for 94 lodging assets owned as of February 25, 2026 and excludes the financial results of hotels sold by the Company after January 1, 2025. Pro forma and non-GAAP financial measures are unaudited.

Fourth Quarter 2025 Earnings Conference Call

The Company will conduct its quarterly conference call on February 26, 2026, at 10:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until May 1, 2026.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure, or future expectations.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of February 25, 2026, the Company's portfolio consisted of 94 assets, 52 of which are wholly owned, with a total of 14,226 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on X at @SummitHotel_INN.

Contact:
Kevin Milota
SVP - Corporate Finance
Summit Hotel Properties, Inc.
(737) 205-5787

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Consolidated Balance Sheets (In thousands)
	December 31, 2025	December 31, 2024

ASSETS
Investments in lodging property, net	$2,640,367	$2,746,765
Investment in lodging property under development	—	7,617
Assets held for sale, net	11,967	1,225
Cash and cash equivalents	36,110	40,637
Restricted cash	5,102	7,721
Right-of-use assets, net	32,028	33,309
Trade receivables, net	17,347	18,625
Prepaid expenses and other	7,104	9,580
Deferred charges, net	10,051	6,460
Other assets	15,954	24,291
Total assets	$2,776,030	$2,896,230

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,394,014	$1,396,710
Lease liabilities, net	24,091	24,871
Accounts payable	7,537	7,450
Accrued expenses and other	76,417	82,153
Total liabilities	1,502,059	1,511,184

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	862,155	909,545
Non-controlling interests	361,597	425,282
Total equity	1,223,752	1,334,827
Total liabilities, redeemable non-controlling interests and equity	$2,776,030	$2,896,230

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Summit Hotel Properties, Inc. Consolidated Statements of Operations (In thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenues:
Room	$153,142	$152,849	$643,795	$650,713
Food and beverage	11,011	10,691	43,213	40,865
Other	10,807	9,391	42,464	40,205
Total revenues	174,960	172,931	729,472	731,783

Expenses:
Room	37,185	35,487	151,441	146,790
Food and beverage	8,337	7,834	32,933	30,964
Other lodging property operating expenses	56,842	54,348	231,282	224,409
Property taxes, insurance and other	13,568	13,294	54,691	54,116
Management fees	3,712	3,807	15,760	15,866
Depreciation and amortization	37,487	36,471	149,610	146,436
Corporate general and administrative	8,120	7,403	32,816	31,891
Transaction costs	—	—	—	10
Loss on impairment and write-down of assets	1,833	6,723	1,833	6,723
Total expenses	167,084	165,367	670,366	657,205
Gain on disposal of assets, net	6,715	473	6,579	28,912
Operating income	14,591	8,037	65,685	103,490
Other income (expense):
Interest expense	(19,432)	(19,792)	(80,692)	(82,632)
Interest income	342	433	1,178	1,906
Gain on extinguishment of debt	—	—	—	3,000
Other income, net	1,184	571	2,994	4,384
Total other expense, net	(17,906)	(18,788)	(76,520)	(73,342)
(Loss) income from continuing operations before income taxes	(3,315)	(10,751)	(10,835)	30,148
Income tax benefit (expense)	738	11,667	(842)	8,743
Net (loss) income	(2,577)	916	(11,677)	38,891
Less - Loss attributable to non-controlling interests	(1,231)	(4,389)	(6,610)	(4,751)
Net (loss) income attributable to Summit Hotel Properties, Inc. before preferred dividends	(1,346)	5,305	(5,067)	43,642
Less - Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(2,626)	(2,626)
Less - Preferred dividends	(3,969)	(3,969)	(15,875)	(15,875)
Net (loss) income attributable to common stockholders	$(5,971)	$680	$(23,568)	$25,141

(Loss) income per common share:
Basic	$(0.06)	$0.01	$(0.22)	$0.23
Diluted	$(0.06)	$0.01	$(0.22)	$0.22
Weighted-average common shares outstanding:
Basic	105,903	106,033	106,850	105,927
Diluted	105,903	107,027	106,850	132,365

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Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures - Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(2,577)	$916	$(11,677)	$38,891
Preferred dividends	(3,969)	(3,969)	(15,875)	(15,875)
Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(2,626)	(2,626)
Loss related to non-controlling interests in consolidated joint ventures	670	4,488	3,721	8,499
Net (loss) income applicable to common shares and Common Units	(6,532)	779	(26,457)	28,889
Real estate-related depreciation	36,922	35,903	147,343	142,493
Loss on impairment and write-down of assets	1,833	6,723	1,833	6,723
Gain on disposal of assets and other dispositions, net	(6,715)	(473)	(6,579)	(28,912)
FFO adjustments related to non-controlling interests in consolidated joint ventures	(6,659)	(11,329)	(30,920)	(34,033)
FFO applicable to common shares and Common Units	18,849	31,603	85,220	115,160
Amortization of deferred financing costs	1,605	1,702	6,884	6,582
Amortization of franchise fees	173	177	703	671
Amortization of intangible assets, net	260	266	1,047	2,786
Equity-based compensation	2,039	1,795	8,793	8,132
Debt transaction costs	124	—	462	647
Gain on extinguishment of debt	—	—	—	(3,000)
Non-cash interest income (1)	—	—	—	(400)
Non-cash lease expense, net	131	132	505	464
Casualty losses, net	379	814	1,573	177
Deferred tax (benefit) expense	(967)	765	(331)	762
Reversal of valuation allowance on deferred tax assets	—	(12,061)	—	(12,061)
Other	68	(222)	953	754
AFFO adjustments related to non-controlling interests in consolidated joint ventures	(331)	259	(2,160)	(1,468)
AFFO applicable to common shares and Common Units	$22,330	$25,230	$103,649	$119,206
FFO per share of common share/Common Unit	$0.16	$0.25	$0.70	$0.93
AFFO per common share/Common Unit	$0.18	$0.20	$0.85	$0.96

Weighted-average diluted common shares/Common Units	120,785	124,502	121,981	124,313

(1)    Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Weighted average common shares outstanding - diluted	105,903	107,027	106,850	132,365
Adjusted for:
Non-GAAP adjustment for restricted stock awards (1)	1,873	1,532	1,864	1,780
Non-GAAP adjustment for dilutive effects of Common Units (2)	13,009	15,943	13,267	15,946
Non-GAAP adjustment for dilutive effect of shares of common stock issuable upon conversion of convertible debt (3)	—	—	—	(25,778)
Non-GAAP weighted diluted share of common stock and Common Units (3)	120,785	124,502	121,981	124,313

(1)    Adjustment reflects the difference between the total weighted-average unvested restricted time-based shares outstanding as of the reporting date and the weighted-average restricted time-based shares computed for diluted earnings per share under the treasury stock method in accordance with GAAP, plus the difference between the estimated total weighted average unvested restricted performance-based shares expected to vest based on achievement of the performance measures as if the vesting date were the reporting date and the estimated weighted-average unvested restricted performance-based shares computed for diluted earnings per share under the treasury stock method in accordance with GAAP.

(2)    The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)    The weighted-average shares of Common Stock and Common Units used to calculate FFO and AFFO per share of Common Stock and Common Unit for the three and twelve months ended December 31, 2025 and 2024 exclude the potential dilution related to our Convertible Notes as we intend to settle the principal value of the Convertible Notes in cash.

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Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures - EBITDAre
(Unaudited)
(In thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(2,577)	$916	$(11,677)	$38,891
Depreciation and amortization	37,487	36,471	149,610	146,436
Interest expense	19,432	19,792	80,692	82,632
Interest income on cash deposits	(172)	(263)	(506)	(829)
Income tax (benefit) expense	(738)	(11,667)	842	(8,743)
EBITDA	53,432	45,249	218,961	258,387
Loss on impairment and write-down of assets	1,833	6,723	1,833	6,723
Gain on disposal of assets and other dispositions, net	(6,715)	(473)	(6,579)	(28,912)
EBITDAre	48,550	51,499	214,215	236,198
Amortization of key money liabilities	(130)	(124)	(517)	(486)
Equity-based compensation	2,039	1,795	8,793	8,132
Debt transaction costs	124	—	462	647
Gain on extinguishment of debt	—	—	—	(3,000)
Non-cash interest income (1)	—	—	—	(400)
Non-cash lease expense, net	131	132	505	464
Casualty losses, net	379	814	1,573	177
Other	68	(222)	953	754
Loss related to non-controlling interests in consolidated joint ventures	670	4,488	3,721	8,499
Adjustments related to non-controlling interests in consolidated joint ventures	(12,173)	(16,251)	(54,858)	(58,793)
Adjusted EBITDAre	$39,658	$42,131	$174,847	$192,192

(1)    Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated fair value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
Pro Forma Operating Data: (1)	2025	2024	2025	2024
Pro forma room revenue	$152,560	$155,111	$637,589	$653,263
Pro forma other hotel operations revenue	21,756	20,035	84,840	80,423
Pro forma total revenues	174,316	175,146	722,429	733,686
Pro forma total hotel operating expenses	119,063	115,437	480,788	471,988
Pro forma hotel EBITDA	$55,253	$59,709	$241,641	$261,698
Pro forma hotel EBITDA Margin	31.7%	34.1%	33.4%	35.7%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$174,960	$172,931	$729,472	$731,783
Total revenues - acquisitions	—	4,586	—	21,843
Total revenues - dispositions	(644)	(2,371)	(7,043)	(19,940)
Pro forma total revenues (1)	174,316	175,146	722,429	733,686

Hotel Operating Expenses:
Hotel operating expenses	$119,644	$114,770	$486,107	$472,145
Hotel operating expenses - acquisitions	—	2,261	—	13,609
Hotel operating expenses - dispositions	(581)	(1,594)	(5,319)	(13,766)
Pro forma hotel operating expense (1)	119,063	115,437	480,788	471,988

Hotel EBITDA:
Operating income	14,591	8,037	65,685	103,490
Gain on disposal of assets and other dispositions, net	(6,715)	(473)	(6,579)	(28,912)
Loss on impairment and write-down of assets	1,833	6,723	1,833	6,723
Transaction costs	—	—	—	10
Corporate general and administrative	8,120	7,403	32,816	31,891
Depreciation and amortization	37,487	36,471	149,610	146,436
Hotel EBITDA	55,316	58,161	243,365	259,638
Hotel EBITDA - acquisitions (2)	(1,787)	(89)	(6,950)	(88)
Hotel EBITDA - dispositions (3)	(63)	(777)	(1,724)	(6,174)
Same Store hotel EBITDA	53,466	57,295	234,691	253,376
Hotel EBITDA - acquisitions	1,787	2,414	6,950	8,322
Pro forma hotel EBITDA (1)	$55,253	$59,709	$241,641	$261,698

(1)    Unaudited pro forma information includes operating results for 95 hotels owned as of December 31, 2025, as if all such hotels had been owned by the Company since January 1, 2024. For hotels acquired by the Company after January 1, 2024 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2024, to December 31, 2025. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. For any hotels sold by the Company after January 1, 2024 (the “Disposed Hotels”), the Company excludes the financial results of each of the Disposed Hotels from January 1, 2024 to the date the Disposed Hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For any hotels acquired by the Company after January 1, 2024, the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to December 31, 2025 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(3)    For hotels sold by the Company between January 1, 2024, and December 31, 2025, the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2024, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
	2025				Year Ended December 31, 2025
Pro Forma Operating Data: (1)	Q1	Q2	Q3	Q4
Pro forma room revenue	$162,261	$168,533	$154,235	$152,560	$637,589
Pro forma other hotel operations revenue	20,512	22,043	20,529	21,756	84,840
Pro forma total revenues	182,773	190,576	174,764	174,316	722,429
Pro forma total hotel operating expenses	117,461	122,904	121,360	119,063	480,788
Pro forma hotel EBITDA	$65,312	$67,672	$53,404	$55,253	$241,641
Pro forma hotel EBITDA Margin	35.7%	35.5%	30.6%	31.7%	33.4%

Pro Forma Statistics: (1)
Rooms sold	934,026	1,013,670	971,921	937,936	3,857,553
Rooms available	1,289,250	1,303,668	1,319,924	1,319,924	5,232,766
Occupancy	72.4%	77.8%	73.6%	71.1%	73.7%
ADR	$173.72	$166.26	$158.69	$162.66	$165.28
RevPAR	$125.86	$129.28	$116.85	$115.58	$121.85

Actual Statistics:
Rooms sold	946,105	1,029,583	987,833	941,803	3,905,324
Rooms available	1,309,950	1,324,598	1,341,084	1,325,524	5,301,156
Occupancy	72.2%	77.7%	73.7%	71.1%	73.7%
ADR	$173.06	$165.70	$158.25	$162.60	$164.85
RevPAR	$124.99	$128.79	$116.57	$115.53	$121.44

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$184,478	$192,917	$177,117	$174,960	$729,472
Total revenues - dispositions	(1,705)	(2,341)	(2,353)	(644)	(7,043)
Pro forma total revenues (1)	182,773	190,576	174,764	174,316	722,429

Hotel Operating Expenses:
Hotel operating expenses	118,851	124,614	122,998	119,644	486,107
Hotel operating expenses - dispositions	(1,390)	(1,710)	(1,638)	(581)	(5,319)
Pro forma hotel operating expenses (1)	117,461	122,904	121,360	119,063	480,788

Hotel EBITDA:
Operating income	19,827	22,684	8,583	14,591	65,685
(Gain) loss on disposal of assets, net	(1)	80	57	(6,715)	(6,579)
Loss on impairment and write-down of assets	—	—	—	1,833	1,833
Corporate general and administrative	8,571	8,280	7,845	8,120	32,816
Depreciation and amortization	37,230	37,259	37,634	37,487	149,610
Hotel EBITDA	65,627	68,303	54,119	55,316	243,365
Hotel EBITDA - acquisitions (2)	(428)	(2,610)	(2,125)	(1,787)	(6,950)
Hotel EBITDA - dispositions (3)	(315)	(631)	(715)	(63)	(1,724)
Same store hotel EBITDA	64,884	65,062	51,279	53,466	234,691
Hotel EBITDA - acquisitions	428	2,610	2,125	1,787	6,950
Pro forma hotel EBITDA (1)	$65,312	$67,672	$53,404	$55,253	$241,641

(1)    Unaudited pro forma information includes operating results for 95 hotels owned as of December 31, 2025 as if all such hotels had been owned by the Company since January 1, 2024. For Acquired Hotels, the Company has included in the pro forma information the financial results of each of the hotels acquired for the period from January 1, 2024, to December 31, 2025. The financial results for the hotels acquired include information provided by the third-party owner of such hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. For any hotels sold by the Company after January 1, 2024, the Company excludes the financial results of each of those hotels from January 1, 2024 to the date the hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For any hotels acquired by the Company after January 1, 2024, the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to December 31, 2025 in determining same-store hotel EBITDA.

(3)    For hotels sold by the Company between January 1, 2024, and December 31, 2025, the Company has excluded the financial results of each of the hotels for the period beginning on January 1, 2024, and ending on the date the hotels were sold by the Company in determining same-store hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Pro Forma (1)
Rooms sold	937,936	943,261	3,857,553	3,879,986
Rooms available	1,319,924	1,317,900	5,232,766	5,242,687
Occupancy	71.1%	71.6%	73.7%	74.0%
ADR	$162.66	$164.44	$165.28	$168.37
RevPAR	$115.58	$117.70	$121.85	$124.60

Occupancy change	(0.7)%		(0.4)%
ADR change	(1.1)%		(1.8)%
RevPAR change	(1.8)%		(2.2)%

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Same-Store (2)
Rooms sold	909,719	913,774	3,747,896	3,758,718
Rooms available	1,283,216	1,281,192	5,087,131	5,096,653
Occupancy	70.9%	71.3%	73.7%	73.7%
ADR	$162.69	$164.30	$165.22	$168.15
RevPAR	$115.34	$117.18	$121.73	$124.01

Occupancy change	(0.6)%		(0.1)%
ADR change	(1.0)%		(1.7)%
RevPAR change	(1.6)%		(1.8)%

(1)    Unaudited pro forma information includes operating results for 95 hotels owned as of December 31, 2025, as if each hotel had been owned by the Company since January 1, 2024. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)     Same-store information includes operating results for 93 hotels owned by the Company as of January 1, 2024, and at all times during the three and twelve months ended December 31, 2025, and 2024.

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Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - EBITDA for Financial Outlook
(In thousands)
(Unaudited)
	FYE 2026 Outlook
	Low	High
Net loss	$(29,700)	$(11,800)
Depreciation and amortization	147,900	147,900
Interest expense	84,800	84,300
Interest income	(400)	(400)
Income tax expense	2,800	2,800
EBITDA and EBITDAre	205,400	222,800
Equity-based compensation	9,200	9,200
Debt transaction costs	100	100
Other non-cash items, net	500	500
Loss related to non-controlling interests in consolidated joint ventures	3,700	300
Adjustments related to non-controlling interests in consolidated joint ventures	(51,900)	(51,900)
Adjusted EBITDAre	$167,000	$181,000

Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - Funds From Operations for Financial Outlook
(In thousands except per share and unit)
(Unaudited)

	FYE 2026 Outlook
	Low	High
Net loss	$(29,700)	$(11,800)
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss related to non-controlling interests in consolidated joint ventures	3,700	300
Net loss applicable to common shares and Common Units	(44,500)	(30,000)
Real estate-related depreciation	145,700	145,700
FFO Adjustments related to non-controlling interests in consolidated joint ventures	(30,700)	(30,700)
FFO applicable to common shares and Common Units	70,500	85,000
Amortization of deferred financing costs	7,300	7,300
Amortization of franchise fees	700	700
Equity-based compensation	9,200	9,200
Debt transaction costs	100	100
Other non-cash items, net	3,200	3,200
AFFO Adjustments related to non-controlling interests in consolidated joint ventures	(2,000)	(2,000)
AFFO applicable to common shares and Common Units	$89,000	$103,500
Weighted average diluted common shares/Common Units for FFO and AFFO	121,970	121,970
FFO per common share and Common Unit	$0.58	$0.70
AFFO per common share/Common Unit	$0.73	$0.85

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our on-going operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the on-going operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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